Exhibit 23(b)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the LifePoint, Inc. 1997 Stock Option Plan and to the incorporation by reference therein of our report dated May 23, 2000, with respect to the financial statements of LifePoint, Inc., included in its Annual Report (Form 10-KSB) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Riverside, California

November 22, 2000